Exhibit 99.1

China Green Agriculture, Inc. Reports Financial Results for the Third Quarter of Fiscal Year 2017

With Revenues Meeting the Guidance, Net Income Beating the Guidance, and Raises Guidance on
Full Fiscal Year Revenues and Net Income

XI'AN, China, May 15, 2017 /PRNewswire-Asia-FirstCall/ --

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a producer and distributor of humic acid-based compound fertilizers, varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the third quarter ended March 31, 2017, provided guidance on revenues and net income for the Fourth Fiscal Quarter 2017 and raised guidance on revenues and net income for the 2017 Fiscal Year.

Highlights:

●	Net sales increased 3.4% to $81.3 million; Net income was $8.2 million, beating guidance by $1.2 million; with EPS of $0.21, beating guidance by $0.03.

●	Guidance for Fourth Quarter of 2017 Fiscal Year: Revenue of $80 million to $100 million; Net Income of $4 million to $8 million; EPS of $0.10 to $0.21, based on 38.6 million fully diluted shares.

●	The Company raises the guidance for Fiscal Year 2017: Revenue of $281 million to $301 million; Net Income of $25 million to $29 million; EPS of $0.65 to $0.75, based on 38.6 million fully diluted shares.

Financial Summary

Financial Summary

Third Quarter 2017 Results (USD)

(Three Months ended March 31, 2017)

	Q3 FY2017	Q3 FY2016	CHANGE (%)

Net Sales	$81.3 million	$78.6 million	3.4%
Gross Profit	$21.4 million	$24.7 million	(13.7)%
Net Income	$8.2 million	$8.3 million	(0.7)%
EPS (Diluted)	$0.21	$0.22	(4.7)%
Weighted Average Shares Outstanding (Diluted)	$38.5 million	$37.0 million	4.2%

(Nine Months ended March 31, 2017)

	Q3 FY2017	Q3 FY2016	CHANGE (%)
Net Sales	$201.9 million	$189.8 million	6.4%
Gross Profit	$64.0 million	$71.6 million	(10.6)%
Net Income	$21.1 million	$19.8 million	6.5%
EPS (Diluted)	$0.55	$0.54	1.9%
Weighted Average Shares Outstanding (Diluted)	$37.9 million	$36.6 million	3.6%

“On January 1, 2017, Jinong completed the strategic acquisition of two companies located in Heilongjiang and Anhui provinces in China.” Mr. Zhuoyu Li, President of the Company, stated, “Based upon these acquisitions, we are now penetrating  the six market areas in which these newly joined companies are positioned. We are moving quickly towards our goal of building one of the key production and distribution platforms in rural China.”

“I am very pleased with the successful acquisitions. They help us take a step forward for transformation of our Company” said Mr. Tao Li, Chairman and Chief Executive Officer of the Company. “Our performance in business operations improved, generating $8.2 million net income in the third quarter ended March 31, 2017. Looking ahead to the 2017 Fiscal Year, we expect to reach revenue of $281 to $301 million; net income of $25 to $29 million; and EPS of $0.65 to $0.75, based on 38.6 million fully diluted shares.”

Third Quarter of FY2017 Results of Operations

Total net sales for the three months ended March 31, 2017 were $81,305,628, an increase of $2,667,154, or 3.4%, from $78,638,474 for the three months ended March 31, 2016.

This increase was largely due to the inclusion of net sales from certain newly acquired Variable Interest Entities (“VIEs”) during the three months ended March 31, 2017, which contributed approximately $21.3 million, or 26.3%, of the total net sales. The total net sales without inclusion of the VIEs’ net sales for the three months ended March 31, 2017 were $59,956,323, a decrease of $18,682,151, or 23.8%, from the same period a year ago.

 For the three months ended March 31, 2017, Jinong’s net sales decreased by $5,285,418, or 16.7%, to $26,316,821 from $31,602,239 for the three months ended March 31, 2016. This decrease was mainly attributable to the decrease in Jinong’s sales volume, which was the result of Jinong’s implementation of its sales strategy that rebalanced the production of fertilizer types during the last three months.

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For the three months ended March 31, 2017, Gufeng’s net sales were $30,858,499, a decrease of $12,903,559 or 29.5% from $43,762,058 for the three months ended March 31, 2016. This decrease was mainly attributable to Gufeng’s lowering selling prices and volumes to answer market demand during the three months ended March 31, 2017.

For the three months ended March 31, 2017, Yuxing’s net sales were $2,781,003, a decrease of $493,174 or 15.1%, from $3,274,177 during the three months ended March 31, 2016. The decrease was mainly attributable to the decrease in market demand and the lower prices on Yuxing’s top-grade flowers.

Total cost of goods sold for the three months ended March 31, 2017 was $59,952,995, an increase of $6,048,810, or 11.2%, from $53,904,185 for the three months ended March 31, 2016. The increase was mainly due to the production and sale of VIEs’ products, which accounted for $19,260,074, or 32.1% of total cost of goods sold. The total cost of goods sold without including VIEs’ cost of goods sold for the three months ended March 31, 2017 was $40,692,921, a decrease of $13,211,264, or 24.5%, from the same period a year ago.

Cost of goods sold by Jinong for the three months ended March 31, 2017 was $12,143,167, a decrease of $1,210,055, or 9.1%, from $13,353,222 for the three months ended March 31, 2016. The decrease in cost of goods sold was primarily attributable to the decrease in net sales during the last three months.

Cost of goods sold by Gufeng for the three months ended March 31, 2017 was $26,319,435, a decrease of $11,789,876, or 30.9%, from $38,109,311 for the three months ended March 31, 2016. This decrease was primarily attributable to fewer products sold during the last three months.

For the three months ended March 31, 2017, cost of goods sold by Yuxing was $2,230,319, a decrease of $211,333, or 8.7%, from $2,441,652 for the three months ended March 31, 2016. This decrease was mainly due to the decrease in Yuxing’s net sales during the last three months.

Total gross profit for the three months ended March 31, 2017 decreased by $3,381,656 to $21,352,633, as compared to $24,734,289 for the three months ended March 31, 2016. Gross profit margin was 26.3% and 31.5% for the three months ended March 31, 2017 and 2016, respectively. The decrease in gross profit margin was mainly due to the Jinong, Gufeng and Yuxing’s decreased gross margins for the three months ended March 31, 2017, compared to the same period last year.

Gross profit generated by Jinong decreased by $4,075,363, or 22.3%, to $14,173,654 for the three months ended March 31, 2017 from $18,249,017 for the three months ended March 31, 2016. Gross profit margin from Jinong’s sales was approximately 53.9% and 57.7% for the three months ended March 31, 2017 and 2016, respectively. The decrease in gross profit margin was mainly due to the higher percentage of raw material cost and packaging cost.

For the three months ended March 31, 2017, gross profit generated by Gufeng was $4,539,064, a decrease of $1,113,683, or 19.7%, from $5,652,747 for the three months ended March 31, 2016. Gross profit margin from Gufeng’s sales was approximately 14.7% and 12.9% for the three months ended March 31, 2017 and 2016, respectively. The decrease in gross profit percentage was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering market demand.

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 For the three months ended March 31, 2017, gross profit generated by Yuxing was $550,684, a decrease of $281,841, or 33.9% from $832,525 for the three months ended March 31, 2016.  The gross profit margin was approximately 19.8% and 25.4% for the three months ended March 31, 2017 and 2016, respectively. The decrease in gross profit margin was mainly due to the higher percentage of labor cost during the three months ended March 31, 2017.

Gross profits generated by VIEs were $2,089,231 with a gross profit margin of approximately 9.8% for the three months ended March 31, 2017.

Our selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $6,130,825, or 7.5%, of net sales for the three months ended March 31, 2017, as compared to $3,441,511, or 4.4%, of net sales for the three months ended March 31, 2016, an increase of $2,689,314, or 78.1%. The selling expenses of VIEs were $912,957, or 1.8%, of VIEs’ net sales. The selling expenses of Yuxing were $10,690, or 0.4%, of Yuxing’s net sales for the three months ended March 31, 2017, as compared to $47,110, or 1.4%, of Yuxing’s net sales for the three months ended March 31, 2016. The selling expenses of Gufeng were $80,781, or 0.3%, of Gufeng’s net sales for the three months ended March 31, 2017, as compared to $186,626, or 0.4%, of Gufeng’s net sales for the three months ended March 31, 2016. The selling expenses of Jinong for the three months ended March 31, 2017 were $16,894,249, or 64.2%, of Jinong’s net sales, as compared to selling expenses of $3,207,775, or 10.2%, of Jinong’s net sales for the three months ended March 31, 2016.

 Our selling expenses - amortization of our deferred assets were $1,556,031, or 1.9%, of net sales for the three months ended March 31, 2017, as compared to $8,780,893 or 11.2%, of net sales for the three months ended March 31, 2016, a decrease of $7,224,862, or 82%. This decrease was due to the fact that some of the deferred assets were fully amortized and therefore no amortization was recorded on the fully amortized assets during the three months ended March 31, 2017.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigation. General and administrative expenses were $3,971,890, or 4.9%, of net sales for the three months ended March 31, 2017, as compared to $2,204,771, or 2.8%, of net sales for the three months ended March 31, 2016, an increase of $1,767,119, or 80%. The increase in general and administrative expenses was mainly due to VIEs, which had $657,652 of general and administrative expenses during the last three months.

Net income for the three months ended March 31, 2017 was $8,191,675, a decrease of $60,096, or 0.7%, compared to $8,251,771 for the three months ended March 31, 2016. Net income as a percentage of total net sales was approximately 10.1% and 10.5% for the three months ended March 31, 2017 and 2016, respectively

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For the Nine Months Ended March 31, 2017

Total net sales for the nine months ended March 31, 2017 were $201,935,263, an increase of $12,146,518, or 6.4%, from $189,788,745 for the nine months ended March 31, 2016.

This increase was largely due to the inclusion of VIEs’ net sales during the nine months ended March 31, 2017, which contributed approximately $43 million, or 21.3%, of the total net sales. The total net sales without including VIEs’ net sales for the nine months ended March 31, 2017 were $158,895,515, a decrease of $30,893,230, or 16.3%, from the same period a year ago.

For the nine months ended March 31, 2017, Jinong’s net sales decreased of $13,042,389, or 13.4%, to $84,570,215 from $97,612,604 for the nine months ended March 31, 2016. This decrease was mainly attributable to the decrease in Jinong’s sales volume, which was the result of Jinong’s implementation of its sales strategy that rebalanced the production of fertilizer types during the last nine months.

For the nine months ended March 31, 2017, Gufeng’s net sales were $67,734,572, a decrease of $17,841,992, or 20.8%, from $85,576,564 for the nine months ended March 31, 2016. This decrease was mainly attributable to Gufeng’s lowering selling prices and volumes to answer market demand during the nine months ended March 31, 2017.

For the nine months ended March 31, 2017, Yuxing’s net sales were $6,590,728, a slight decrease of $8,849, or 0.1%, from $6,599,577 during the nine months ended March 31, 2016.

Total cost of goods sold for the nine months ended March 31, 2017 was $137,971,361, an increase of $19,740,635, or 16.7%, from $118,230,726 for the nine months ended March 31, 2016. This increase was mainly due to the production and sale of VIEs’ products, which accounted for $37,173,460, or 26.9%, of total cost of goods sold. The total cost of goods sold without including VIEs’ cost of goods sold for the three months ended March 31, 2017 was $100,797,901, a decrease of $17,432,825, or 14.7%, from the same period a year ago.

Cost of goods sold by Jinong for the nine months ended March 31, 2017 was $37,744,757, a decrease of $3,583,536, or 8.7%, from $41,328,293 for the nine months ended March 31, 2016. The decrease was primarily attributable to its lower net sales.

Cost of goods sold by Gufeng for the nine months ended March 31, 2017 was $57,843,171, a decrease of $14,724,662, or 20.3%, from $72,567,833 for the nine months ended March 31, 2016. This decrease was primarily attributable to the less products sold during the last nine months.

For the nine months ended March 31, 2017, cost of goods sold by Yuxing was $5,209,973, an increase of $875,373, or 20.2%, from $4,334,600 for the nine months ended March 31, 2016. This increase was mainly due to the increase in Yuxing’s net sales and the higher labor costs.

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Total gross profit for the nine months ended March 31, 2017 decreased by $7,594,117 to $63,963,902, as compared to $71,558,019 for the nine months ended March 31, 2016. Gross profit margin was 31.7% and 37.7% for the nine months ended March 31, 2017 and 2016, respectively.

Gross profit generated by Jinong decreased by $9,458,853, or 16.8%, to $46,825,458 for the nine months ended March 31, 2017 from $56,284,311 for the nine months ended March 31, 2016. Gross profit margin from Jinong’s sales was approximately 55.4% and 57.7% for the nine months ended March 31, 2017 and 2016, respectively. The decrease in gross profit margin was mainly due to higher raw material cost and higher packaging cost.

For the nine months ended March 31, 2017, gross profit generated by Gufeng was $9,891,401, a decrease of $3,117,330, or 24%, from $13,008,731 for the nine months ended March 31, 2016. Gross profit margin from Gufeng’s sales was approximately 14.6% and 15.2% for the nine months ended March 31, 2017 and 2016, respectively. The decrease in gross profit percentage was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering market demand.

For the nine months ended March 31, 2017, gross profit generated by Yuxing was $1,380,755, a decrease of $884,222, or 39% from $2,264,977 for the nine months ended March 31, 2016.  The gross profit margin was approximately 20.9% and 34.3% for the nine months ended March 31, 2017 and 2016, respectively. The decrease in gross profit margin was mainly due to the higher labor cost during the nine months ended March 31, 2017.

Gross profits generated by VIEs were $5,866,288 with a gross profit margin of approximately 13.6% for the nine months ended March 31, 2017.

Net income for the nine months ended March 31, 2017 was $21,049,266, an increase of $1,284,288, or 6.5%, compared to $19,764,978 for the nine months ended March 31, 2016. Net income as a percentage of total net sales was approximately 10.4% and 10.4 % for the nine months ended March 31, 2017 and 2016, respectively.

Financial Condition

As of March 31, 2017, cash and cash equivalents were $118,259,995, an increase of $15,363,509, or 14.9%, from $102,896,486 as of June 30, 2016. Net cash provided by operating activities was $17,499,348 for the nine months ended March 31, 2017, a decrease of $2,386,999, or 12%, compared to $19,886,347 for the nine months ended March 31, 2016. Net cash used in investing activities for the nine months ended March 31, 2017 was $359,030, an increase of $342,422, or 2061.8%, from $16,608 for the nine months ended March 31, 2016. Net cash provided by financing activities for the nine months ended March 31, 2017 was $1,928,115, compared to cash used in financing activities of $17,493,160 for the nine months ended March 31, 2016.

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Fourth Quarter Fiscal Year 2017 and Confirmed Fiscal Year 2017 Guidance

For the ongoing fourth quarter ending June 30, 2017, amid the marketing efforts both online and offline, management has an expectation of net sales of $80 to $100 million, net income of $4 to $8 million, and EPS of $0.10 to $0.21, based on 38.6 million fully diluted shares. For the fiscal year ended June 30, 2017, management has an expectation of net sales of $281 million to $301 million, net income of $25 million to $29 million, and an EPS of $0.65 to $0.75, based on 38.6 million fully diluted shares.

Conference Call

The Company will hold a conference call at 7:00 a.m. ET on Monday, May 15, 2017. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Third Quarter of Fiscal Year 2017 Financial Results" to join the call.

Participant Dial In (Toll Free):	1-888-346-8982
Participant International Dial In:	1-412-902-4272
Hong Kong-Local Toll	852-301-84992
China Toll Free	86-4001-201203

To access the replay, please dial any of the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10107354

The replay will be available 1 hour after the end of the conference.

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), Beijing Gufeng Chemical Products Co., Ltd ("Gufeng") and a variable interest entities: Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"), Shaanxi Lishijie Agrochemical Co., Ltd. (“Lishijie”), Songyuan Jinyangguang Sannong Service Co., Ltd. (Jinyangguang”), Shenqiu County Zhenbai Agriculture Co., Ltd. (“Zhenbai Argi”), Weinan City Linwei District Wangtian Agricultural Materials Co., Ltd. (“Wangtian”), Aksu Xindeguo Agricultural Materials Co., Ltd. (Xindeguo”), Xinjiang Xinyulei Eco-agriculture Science and Technology Co., Ltd. (“Xinyulei”), Sunwu Xiangrong Agricultural Materials Co., Ltd. (Xiangrong), and Anhui Fengnong Seed Co. Ltd. (Fengnong). For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.
Ms. Ting Shi (English and Chinese)
Tel: +86-29-88266500
Email: tingshi@cgagri.com

SOURCE: China Green Agriculture, Inc.

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